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                         Automatic Reinsurance Agreement

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                            Worcester, Massachusetts

                     (hereinafter called the CEDING COMPANY)

                                       and

                          AXA RE LIFE INSURANCE COMPANY
                               New York, New York

                       (hereinafter called the REINSURER)

                            Effective January 1, 1999

            This Agreement will be referred to as Agreement all99001

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                                    CONTENTS

ARTICLES

I.      Automatic Coverage
II.     Facultative Underwriting
III.    Yearly Renewable Term Premium
IV.     Administration
V.      Increasing Amounts at Risk
VI.     Errors and Omissions
VII.    Expense of Original Policy
VIII.   Recapture Privileges
IX.     Terminations and Reductions
X.      Reinstatement, Continuations, Extended Term and Reduced
         Paid-Up Insurance
XI.     Liability
XII.    Claims
XIII.   Negotiation
XIV.    Arbitration
XV.     Insolvency
XVI.    Right to Inspect
XVII.   Duration of Agreement
XVIII.  Miscellaneous
XIX.    DAC Tax Article
XX.     Reinsurance Credit
XXI.    Execution of Agreement

SCHEDULES

A.      Plan of Reinsurance
B.      Specifications
C.      Underwriting Classes
D.      Record Description
E.      Investment Funds

EXHIBITS

I.   Reinsurance Premiums
          A. Standard Reinsurance Premium Rates
          B. Substandard Reinsurance Premium Rates
          C. Frasierized Formula
          D. 1975-80 Basic Select and Ultimate Mortality Table

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The CEDING COMPANY shall cede reinsurance to the REINSURER in accordance with the terms of this Agreement.

                                    ARTICLE I

                               AUTOMATIC COVERAGE

A. All Provisions of this Agreement are subject to the laws of the State of New York.

B. Reinsurance hereunder will be ceded automatically by the CEDING COMPANY on a quota-share basis. The REINSURER's percentage of participation in each risk ceded will be shown in Schedule A.

C. For each risk on which reinsurance is ceded under this agreement, the CEDING COMPANY will retain 25% of the Mortality Net Amount at Risk (MNAR) up to maximum levels as shown in Schedule B and supported by Investment funds listed in Schedule E and its Amendments, that were reviewed by the REINSURER prior to their issuance.

D. The CEDING COMPANY will cede and the REINSURER will automatically accept reinsurance, if all of the following conditions are met for each life:

          1. The policies ceded are Single Premium Variable Universal Life (SPVUL) as described in Schedule B and supported by the Investment funds listed in Schedule E and its Amendments, that were received by the REINSURER prior to their issuance.

          2. The amount does not exceed the automatic binding limits shown in Schedule A.

          3. The sum of the amount of insurance already in force and applied for on that life, in all companies, does not exceed the Jumbo Limit as shown in Schedule A.

          4. The CEDING COMPANY has not made facultative application for reinsurance of the current risk to the REINSURER or any other reinsurer.

          5. The risk is conventionally underwritten by the CEDING COMPANY according to standard underwriting practices and guidelines. (see Schedule C)

          6. The individual risk must be a citizen or a permanent resident of the United States or Canada.

          7. The mortality rating on each individual risk must not exceed Table 16, Table P, 500% or its equivalent on a flat extra premium basis ($20 flat extra) for single life policies. For second to die policies, the mortality rating cannot exceed the following:

                    1st LIFE          2nd LIFE
                    --------          --------
                    std               Table F
                    Table D           Table D

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                                   ARTICLE II

                            FACULTATIVE UNDERWRITING

A. The CEDING COMPANY may submit all risks that are excluded from automatic coverage for facultative underwriting to the REINSURER. Applications will be submitted by the CEDING COMPANY for all plans of insurance as shown in Schedule B.

B. Notification. The CEDING COMPANY will send to the REINSURER all information it has about the risk, including specifically but not limited to, copies of the application, medical examiners' reports, attending physicians' statements, inspection reports and other papers bearing on the insurability of the risk. Upon receipt of all information, the REINSURER will analyze the risk for facultative reinsurance and notify the CEDING COMPANY of its classification of the risk. The CEDING COMPANY will issue the policy at the CEDING COMPANY's substandard premium that is appropriate for the classification determined by the REINSURER.

C. Sections A and B notwithstanding, the CEDING COMPANY retains the right to submit a risk for facultative coverage outside of this agreement. Any risk for which facultative reinsurance coverage is sought outside of this agreement, shall be ineligible for automatic reinsurance coverage under this agreement.

D. The REINSURER will accept is share of the risk as shown in Schedule A, at the rating issued by the CEDING COMPANY based on B above. The premiums are described in Exhibit I.

E. Adjustments. If any change is made in the policy that affects the reinsurance, such as changes in face amount or form of policy, the CEDING COMPANY will report such change to the REINSURER.

F. Reporting. The CEDING COMPANY will prepare monthly statements as detailed in Article IV.

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                                   ARTICLE III

                          YEARLY RENEWABLE TERM PREMIUM

A. Plans of insurance listed in Schedule B will be reinsured on the yearly renewable term basis for the mortality net amount at risk (Contractual Death Benefit - Account Value), on that portion of the policy which is reinsured with the REINSURER.

B. The reinsurance premium is a bounded monthly YRT rate that varies by underwriting class and tobacco usage and is equal to 1/12th of a percentage of the U.S. 1975-80 ALB Select & Ultimate Mortality table. This table is shown in Exhibit 1D and are shown separately for males, females and unisex rates. The resulting reinsurance premiums are subject to asset-based minimum and maximum premium rate levels which are applied by the underwriting class/tobacco use grouping.

C.   The annualized minimum and maximum reinsurance premium rates are shown in
     Exhibit I and are expressed in terms of basis points and shall be applied on a monthly basis by utilizing 1/12th of the annualized rates.

D. The minimum and maximum asset-based premium rates shall be applied to the quota share percentage times the average aggregate account value over the reporting period.

E. The total reinsurance premium for all four underwriting / tobacco use classes in the first month that the treaty is in effect shall at least equal $250. Each consecutive month thereafter, the minimum total premium shall increase by increments of at least $125. The total reinsurance premium for the nineteenth month of the treaty and afterwards for all classes shall be at least equal to $2500.

F. The REINSURER shall not reimburse the CEDING COMPANY for state premium taxes the latter may be required to pay on reinsurance ceded.

G. For technical reasons, the life reinsurance rates cannot be guaranteed for more than two years. However, the REINSURER anticipates continuing to accept premiums on the basis of the rates as described in Exhibit I for reinsurance ceded. If the REINSURER deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for yearly renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue. The REINSURER will give the CEDING COMPANY 90 days written notice of increase in premium rates.

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                                   ARTICLE IV

                                 ADMINISTRATION

A.   Seriatim Reporting

       The CEDING COMPANY will provide the REINSURER with an electronic seriatim listing of all insured contracts inforce as of month-end and all contracts terminated within the month separate by surrender, annuitization, and death (including cause). See attached Schedule D for Defined Record Definition.

B.   Summary Reporting

       Within forty-five (45) days following the end of each month, the CEDING COMPANY will send the REINSURER a statement showing the premiums due for all new cessions processed during the month just ended and for the renewing cessions with anniversaries in that month. The monthly statements shall contain the following information:

          a. Premium subtotals adequate for the REINSURER to use for its premium accounting, separated by Underwriting Class.

          b.   Death benefits reported.

          c.   Account values by sub-account by Underwriting Class and totals.

          d. Totals for in-force, new business, changes and each type of termination, as of the end of the month. "Totals" refer to the number of policies reinsured and the net amount at risk reinsured.

       Any premium adjustments due to terminations, reinstatements, reissues or other changes will also be listed. The CEDING COMPANY will remit within thirty (30) days the net amount shown as due the REINSURER. All premiums not paid within thirty (30) days of the billing statement date will be in default.

C.   Other

       1. The REINSURER reserves the right to charge interest on a monthly basis at the prime rate as of December 31st of the prior year offered by the Chase Manhattan Bank Corporation when:

       a. Renewal premiums are not paid within sixty (60) days of the due date shown on the statement.

       b. Premiums for new business are not paid within one hundred eighty (180) days of the effective date of the policy.

       2. The REINSURER will have the right to terminate this Agreement when premium payments are in default by giving ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) days notice period, the REINSURER's liability for all risks reinsured associated with the defaulted premiums, under this agreement will terminate. The first day of the ninety (90) days notice of termination will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY.

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       If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

       3. Premiums will be payable monthly in advance. If the reinsurance is reduced, terminated or increased by reinstatement during the year, pro-rata adjustment will be made by the CEDING COMPANY and the REINSURER on all premiums items.

       4. Payments between the CEDING COMPANY and the REINSURER may be paid net of any amount due and unpaid under this reinsurance agreement.

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                                    ARTICLE V

                           INCREASING AMOUNTS AT RISK

Reinsurance accepted under this Agreement will include increases in amounts at risk due to normal function of increases or expanding plans or riders. Such increases will be split proportionately among the CEDING COMPANY and the REINSURER based on the portion of the policy held by each company immediately prior to the increase.

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                                   ARTICLE VI

                              ERRORS AND OMISSIONS

If either the CEDING COMPANY or the REINSURER fails to perform an obligation that affects this Agreement and such failure results in an error on the part of the CEDING COMPANY or the REINSURER, the error will be corrected by restoring both the CEDING COMPANY and the REINSURER to the positions they would have occupied had no such error occurred.

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                                   ARTICLE VII

                           EXPENSE OF ORIGINAL POLICY

The CEDING COMPANY will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

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                                  ARTICLE VIII

                              RECAPTURE PRIVILEGES

The CEDING COMPANY may recapture existing reinsurance in force up to its then published retention in accordance with the following rules:

     1. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least thirty (30) days prior to any recaptures.

     2.   No recapture will be made unless reinsurance has been in force ten
          (10) years.

     3. No recapture will be made unless the carry-forward, defined as the sum of premiums minus claims (since inception of the agreement), is not in a negative position.

     4. Upon election, recapture shall occur ratably over a 36-month period (i.e. the quota share percentage reduces 2.78% each month).

     5. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

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                                   ARTICLE IX

                           TERMINATIONS AND REDUCTIONS

A. Termination or reductions will take place in accordance with the following rules, in order of priority:

          1.   The CEDING COMPANY must keep its retention on the life.

          2. Termination or reduction of a wholly reinsured policy will not affect other insurance in force.

          3. A termination or reduction on a wholly retained case will not cause an equal reduction in existing automatic reinsurance.

          4. If there is more than one automatically reinsured policy with the same issue date, then a reduction will be made to partially reinsured case(s) first.

          5. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

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                                    ARTICLE X

    REINSTATEMENT, CONTINUATIONS, EXTENDED TERM AND REDUCED PAID-UP INSURANCE

A. Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the CEDING COMPANY may be automatically reinstated with the REINSURER so long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY.

B. A continuation is a new policy replacing a policy issued earlier by the CEDING COMPANY or a change in an existing policy that is issued or made either:

          1.   Under the terms of the original policy, or

          2. Without the same new underwriting information the CEDING COMPANY would obtain in the absence of the original policy, or

          3. Without a suicide exclusion period or contestable period of equal duration to those contained in new issues by the CEDING COMPANY, or

          4. Without the payment of the same commissions in the first year that the CEDING COMPANY would have paid in the absence of the original policy.

C. Continuation will be reinsured under this Agreement only if the original policy was reinsured with the REINSURER. Attained age and duration premium calculations will apply. The amount of reinsurance under this Agreement will not exceed the amount of the reinsurance of the original policy with the REINSURER immediately prior to the continuation.

D. Changes as a result of extended terms or reduced paid-up insurance will be handled like reductions.

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                                   ARTICLE XI

                                    LIABILITY

A. This is an Agreement solely between the REINSURER and the CEDING COMPANY. In no instance will anyone other than the REINSURER or the CEDING COMPANY have any rights under this agreement, and the CEDING COMPANY will be and remain solely liable to any insured, policy owner, or beneficiary under policy reinsured hereunder.

B. The liability for automatic reinsurance ceded to the REINSURER under this Agreement will commence simultaneously with that of the CEDING COMPANY. The liability for facultative reinsurance ceded to the REINSURER under this Agreement will commence once the CEDING COMPANY has accepted the REINSURER's offer and notified the REINSURER of its acceptance as set forth in Article II.

C. The REINSURER will not be liable for proceeds paid under the CEDING COMPANY's conditional receipt or temporary insurance agreement unless conditions for automatic coverage under Article I of this Agreement are met.

D. The liability of the REINSURER for all reinsurance under the Agreement will cease simultaneously with the liability of the CEDING COMPANY and will not exceed the CEDING COMPANY's contractual liability under the terms of its policies.

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                                   ARTICLE XII

                                     CLAIMS

A. Prompt notice of a claim must be given to the REINSURER. In every case of loss, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient. Copies, thereof, together with proof of the amount paid on such claim by the CEDING COMPANY will be furnished to the REINSURER when requesting its share of the claim. The REINSURER shall pay promptly its share of the claim after all copies of the proofs of death are receive.

B. The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim. Unless it declines to be a party to such action, the REINSURER will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, including legal or arbitration costs, special investigations or similar expenses, but excluding salaries of employees therein involved, routine investigative or administrative expenses and expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

     For purposes of this provision, the following definitions will apply:

         "PUNITIVE DAMAGES" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute;

         "STATUTORY PENALTIES" are those amounts awarded as a penalty, but fixed in amount by statute:

         "COMPENSATORY DAMAGES" are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty, nor fixed in amount by statute.

     Subject to the next paragraph, in no event will the REINSURER participate in punitive or compensatory damages, which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY in connection with the insurance reinsured under this Agreement. The REINSURER shall, however, pay its share of statutory penalties awarded against the CEDING COMPANY in connection with insurance reinsured under this Agreement if the REINSURER elected to join in the context of the coverage in question.

     However, the parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in these assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of the extra-contractual damages, other than statutory damages. In such situations, the REINSURER and the CEDING COMPANY shall share such damages so assessed, in equitable proportions.

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     If the REINSURER declines to be party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

C. In no event will the REINSURER be liable for expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits, providing the REINSURER makes payment of the full amount of reinsurance to the CEDING COMPANY when the REINSURER is first notified of the claim.

D. If the amount of insurance changes because of a misstatement of rate classification, the REINSURER's share of reinsurance liability will change proportionately.

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                                  ARTICLE XIII

                                   NEGOTIATION

A. Within ten (10) days after one of the parties has given the other the first written notification of a specific dispute, each party will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

B. If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the parties will agree to submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

                                       17
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                                   ARTICLE XIV

                                   ARBITRATION

A. It is the intention of the CEDING COMPANY and the REINSURER that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If after the negotiation required by Article XIII, the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute, which arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal of their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgement.

B. To initiate arbitration, either the REINSURER or the CEDING COMPANY will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies or affiliates thereof. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of their appointment, then the appointment of said arbitrator will be left to the President of the American Arbitration Association. If despite its best effort, the American Association of Arbitrators are unable to appoint a third arbitrator who is an officer of a life or reinsurance company, then that requirement will be waived. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority of votes.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article.

E. The arbitration hearing will be held on the date fixed by the arbitrators in New York City. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warred by the facts and issues of the particular case. At least (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments they will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be divided between the parties, unless the arbitrators decide otherwise.

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                                   ARTICLE XV

                                   INSOLVENCY

A. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable on the basis of the liability of the CEDING COMPANY on the policies reinsured, directly to the CEDING COMPANY or its liquidator, receiver or statutory successor without diminution because of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will within a reasonable time after the claim is filed in the insolvency proceeding, give written notice to the REINSURER of all pending claims against the CEDING COMPANY or any policies reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expenses incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expenses will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

C. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. However, in the event of liquidation, the REINSURER may offset against undisputed amounts which are due and payable to the CEDING COMPANY, only those undisputed amounts due the REINSURER which are not more than one-hundred-eighty (180) days past due at the date of the court order of liquidation.

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                                   ARTICLE XVI

                                RIGHT TO INSPECT

The REINSURER and the CEDING COMPANY, each may at all reasonable times inspect original papers, records, books, files, etc., relating to the business under this Agreement.

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                                  ARTICLE XVII

                              DURATION OF AGREEMENT

A. This Agreement is in effect for new business for a two year period commencing with the effective date of the Agreement. The Agreement may be renewed for a one-year period thereafter, subject to mutually accepted terms. During each subsequent one year period, the Agreement may be terminated as to new reinsurance by either party giving ninety (90) days written notice of termination.

B. This Agreement may be terminated as to new reinsurance at any time during the two year period by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party, will be the first day of the ninety (90) day period.

C. During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

D. The REINSURER and the CEDING COMPANY will remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of this Agreement.

E. If at any time the REINSURER is no longer licensed or an accredited reinsurer in the state of New York it shall take all actions necessary or appropriate to ensure that the CEDING COMPANY receives credit for all reinsurance hereunder in its Annual Statement to the New York State Insurance Department, including but not limited to providing a letter of credit or reinsurance trust, costs to be borne by the REINSURER, and in compliance with New York Regulation 20.

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                                  ARTICLE XVIII

                                  MISCELLANEOUS

1. This Agreement shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There is no understanding between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

2.   Notices:

     Any notice or communication given pursuant to this Reinsurance Agreement must be in writing and (a) delivered personally, (b) sent by facsimile or other similar transmission to a number specified in writing by the recipient, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, return receipt requested as follows:

          a)   If to CEDING COMPANY:

               FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
               440 Lincoln Street
               Worcester, MA  01653
               Attn:  Kevin Finneran
               Email:  Kfinneran@Allmerica.com

          b)   If to the REINSURER:

               Axa Reinsurance Life Insurance Company
               17 State Street
               32nd Floor
               New York, NY  10004
               Attn:  Josephine Pagnozzi
               Email:  josephine.pagnozzi@axa-re.com

     All notices and other communications required or permitted under this Reinsurance Agreement that are addressed as provided in this Section will
     (a) if delivered personally or by overnight express, be deemed given upon delivery; (b) if delivered by facsimile transmission or other similar transmission, be deemed given when electronically confirmed, and (c) if sent by registered or certified mail, be deemed given when marked postage prepaid by the sender's terminal. Any party from time to time may change the designee for receiving notice. The change in designee shall be provided to the other party. Any party from time to time may change its address, but no such notice of change will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof. The more specific requirements of Article II shall apply to notices thereunder.

3. This agreement shall be binding to the parties and their respective successor and permitted assignees. This agreement may not be assigned by either party without the written consent of the other. This agreement may be modified or amended only by an amendment duly executed and delivered on behalf of each party by its respective duly authorized officers.

4. The CEDING COMPANY and the REINSURER shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assignees, against balances due the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the CEDING COMPANY and the REINSURER. This right of offset shall not be affected or diminished because of insolvency of either party to this Agreement.

                                   ARTICLE XIX

                                 DAC TAX ARTICLE

               TREASURY REGULATION SECTION 1.848-2(g)(8) ELECTION

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to the Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective for 1993 and all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

2. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRC Section 848(c)(1).

4. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information, which may be otherwise required by the IRS.

5. The CEDING COMPANY will submit a schedule to the REINSURER by April 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

6. The REINSURER may contest such calculation by providing an alternate calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year.

7. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternate calculation. If the REINSURER and CEDING COMPANY reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XX

                               REINSURANCE CREDIT

A. Reinsurance Credit. It is the intention of both the REINSURER and the CEDING COMPANY that the CEDING COMPANY qualify for reinsurance credit in New York for the reinsurance ceded hereunder. The REINSURER shall do all that is necessary to comply with the New York Insurance Department Regulation 20, in order to enable the CEDING COMPANY to take credit for the reinsurance ceded hereunder, including delivery of any reports required thereunder.

B. Letter of Credit. If the REINSURER is not licensed or admitted in the State of New York, then the REINSURER shall provide the CEDING COMPANY letters of credit in an amount, which equals the reserve credit taken by the CEDING COMPANY pursuant to this Agreement.

     Notwithstanding any other provision of this Agreement, the CEDING COMPANY or any successor by operation of law of the CEDING COMPANY, including without limitation, any liquidator, rehabilitation, receiver or conservator of the CEDING COMPANY, may draw upon such letters of credit at any time (including, but not limited to the receipt of notice of non-renewal of such letters of credit) for any one or more of the following purposes, such withdrawal to be applied without diminution because of the insolvency of the REINSURER.

          1. To reimburse the CEDING COMPANY for the REINSURER's share under this Agreement of premiums returned to owners of policies due to cancellations of policies reinsured under this Agreement.

          2. To reimburse the CEDING COMPANY for the REINSURER's share under this Agreement of benefits or losses paid by the CEDING COMPANY under policies reinsured under this Agreement.

          3. To fund an account with the CEDING COMPANY in an amount at least equal to the deduction, for reinsurance ceded, from the CEDING COMPANY's liabilities for policies ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, claims and losses incurred and unearned premium reserves.

          4. To pay any other amounts which the CEDING COMPANY claims as due under this Agreement.

The CEDING COMPANY agrees to return to the REINSURER any amounts drawn down on such letters of credit which are in excess of the actual amounts required for 1, 2, 3, or in the case of 4 above, any amounts that are subsequently determined not to be due.

                                   ARTICLE XXI

                             EXECUTION OF AGREEMENT

IN WITNESS OF THE ABOVE,

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                            Worcester, Massachusetts

                                       And

                          AXA RE LIFE INSURANCE COMPANY

                               New York, New York

Executed in duplicate by                        Executed in duplicate by

FIRST ALLMERICA FINANCIAL                       AXA RE LIFE
LIFE INSURANCE COMPANY                          INSURANCE COMPANY

on March 19 1999                                on March 10 1999


By: /s/                                         By: /s/
    -----------------------------                   ----------------------------

Title: Assistant VP & Actuary                   Title: (illegible)
       --------------------------                      -------------------------


By: /s/                                         By: /s/
    -----------------------------                   ----------------------------

Title: Assistant VP & Actuary                   Title: Assistant Vice President
       --------------------------                      -------------------------

                                   SCHEDULE A

                               PLAN OF REINSURANCE

I.   REINSURER's Percentage Participation:  75%


II.  REINSURER's AUTOMATIC BINDING LIMITS:

      4 X CEDING COMPANY's retention as stated in Schedule B


III. JUMBO LIMIT:  $20,000,000, including CEDING COMPANY's retention

                                   SCHEDULE B

                                 SPECIFICATIONS

BENEFITS REINSURED

-    Single Premium Variable Universal Life Single Life (Form 1030-96)

-    Single Premium Variable Universal Life Second to Die (Form 1030-96)

-    Guaranteed Death Benefit Rider

POLICIES COVERED

All policies for above plans issued on or after November 1, 1998.

CEDING COMPANY'S RETENTION LIMITS

25% of the Mortality Net Amount at Risk (MNAR)* to the maximum levels as described below:

               STANDARD RISKS, SPECIAL CLASSES A-H AND         SPECIAL CLASSES J, L, & P, AND FLAT EXTRAS OF
AGES**         FLAT EXTRAS OF $20.00 OR LESS                   $20.01 AND OVER
-------------- ----------------------------------------------- -----------------------------------------------
0              $   500,000                                     $   250,000

1-60           $ 2,000,000                                     $ 1,000,000

61-70          $ 1,000,000                                     $   500,000

71-80          $   500,000                                     $   250,000

81-90          $   500,000                                               0

Aviation risks:

1-70           500,000                                         500,000

71-80          500,000                                         250,000

81-90          500,000                                               0

* For determination of amounts retained for lives with prior inforce, the prior inforce face amount is used in lieu of the (MNAR).

**For second to die policies, age is based on healthier life. If both have same rating, age is based on older insured.

                                   SCHEDULE C

                              UNDERWRITING CLASSES

-    Standard & Substandard Issuers (Insurables only)

-    Full Underwriting (Standard)

-    Simplified Underwriting (Non-Standard)

-    Tobacco and Non-Tobacco Use*

     *misrepresentation with respect to Tobacco usage would result in a policy being rescinded.

                                   SCHEDULE D

                     SINGLE PREMIUM VARIABLE UNIVERSAL LIFE

                      SUGGESTED LAYOUT FOR SERIATIM REPORTS

                                 OMITTED 1 PAGE

                                   SCHEDULE E

                                INVESTMENT FUNDS

Allmerica Select Aggressive Growth
Allmerica Select Capital Appreciation
Allmerica Select Value Opportunity Fund
T Rowe Price International Stock
Fidelity VIP Overseas Portfolio
Allmerica Select International Equity
Delaware International Equity Series
Fidelity VIP Growth Portfolio
Allmerica Select Growth
Allmerica Select Strategic Growth
Allmerica Growth
Allmerica Equity Index
Fidelity VIP Equity Income Portfolio
Allmerica Select Growth and Income
Fidelity VIP II Asset Manager
Fidelity VIP High Income Portfolio
Allmerica Investment Grade Income
Allmerica Select Income
Allmerica Government Bond Fund
Allmerica Money Market
Fixed Account

                                    EXHIBIT I

                              REINSURANCE PREMIUMS

Exhibit IA  Standard Reinsurance Premium Rates
        IB  Substandard Reinsurance Premium Rates
        IC  Frasierized Formula
        ID  1975-80 Basic Select and Ultimate Mortality Table (ALB)

                                   EXHIBIT IA
                          STANDARD REINSURANCE PREMIUMS
                                   SINGLE LIFE

UNDERWRITING/TOBACCO STATUS          YRT RATE                       REINSURANCE PREMIUMS
--------------------------------- -------------- ------------------------------------------------------
                                                            MIN                         MAX
                                                            ---                         ---
NON TOBACCO                                (X%)       1-10         11+           1-10           11+
                                  -------------- ------------- ------------- ------------ -------------
Simplified Underwriting                    72%            60            55           90            90
Full Underwriting                          60%            50            45           80            80
TOBACCO
Simplified Underwriting                   144%           110           105          145           145
Full Underwriting                         120%           100            95          135           135
--------------------------------- -------------- ------------- ------------- ------------ -------------

                              REINSURANCE PREMIUMS
                                  SECOND-TO-DIE

UNDERWRITING/TOBACCO STATUS        YRT RATE                       REINSURANCE PREMIUMS
--------------------------------- -------------- ------------------------------------------------------
                                                             MIN                         MAX
                                                             ---                         ---
NON TOBACCO/NON TOBACCO                    (X%)       1-10         11+           1-10           11+
                                  -------------- ------------- ------------- ------------ -------------
Simplified Underwriting                    72%            20            20           25            25
Full Underwriting                          60%            10            10           15            15
TOBACCO/TOBACCO
Simplified Underwriting                   144%            40            40           45            45
Full Underwriting                         120%            30            30           35            35
NON TOBACCO/TOBACCO
Simplified Underwriting               72%/144%            30            30           35            35
Full Underwriting                     60%/120%            20            20           25            25
--------------------------------- -------------- ------------- ------------- ------------ -------------

*The gross YRT rate shall be calculated by applying the indicated percentages to the 1975-80 S&U rate for the appropriate age and sex of the insured and then frasierizing.

Note: The current maximum premium rate shall be in effect for a minimum of 20 years from the effective date of this reinsurance agreement. Thereafter, it may be increased based on future expected experience but not beyond the 1980 CSO ALB Mortality table.

                                   SCHEDULE IB

                      SUBSTANDARD REINSURANCE PREMIUM RATES

H. Flat Extra Premium - The additional reinsurance premium applicable for substandard risks with flat extras shall be equal to the quota-share percentage of the flat extras assessed by the CEDING COMPANY reduced by a 5% allowance per year.

The formula for such flat extra varies by life status as indicated below.

          a.)  Single

               [Flat Extra/1000 - 2.94 X Flat Years X (.0001) + 0.005 + 3.91 X
               (Flat Extra - 0) X (.0001)] X [1-.05] X quota share percentage

               Where:

               Flat Extra = the flat extra amount per 1,000 of face amount
               Flat Years = the number of years for which the flat extra should be charged

          b.)  Second-to-Die

               Flat Extra = [(Flat(1) X .5 + (Flat(2) X .5) - ABS [Flat(1) - Flat(2)]/5] X [1-.05] X quota share percentage

               And

               Years = Min [Years(1), Years(2)] if both are greater than zero. Otherwise it equals the maximum.

               Where:

               Flat(1) = the flat extra per $1,000 for the first insured

               Flat(2) = the flat extra per $1,000 for the second insured

               Years(1) = the number of years the flat extra on the first insured is charged for.

               Years(2) = the number of years the flat extra on the second insured is charged for.

               The result from the above formula would be added to the standard charge for the appropriate number of year (Max (Years(1), Years(2))).

               There will be a floor on this formula of:  Flat/1000

II.  Table Rate Premiums

     SINGLE LIFE - The reinsurance premium for table rated single life substandard risks will be the appropriate Single Life YRT rate specified in
     Exhibit IA (Standard Reinsurance Premiums) multiplied by the applicable table rating. There will be an additional asset-based charge added to the standard single life minimum and maximum asset-based reinsurance premiums specified in Exhibit IA. For a Non-Tobacco status, the additional charge for a Substandard Table A rating shall be
     17.5 basis points and for Substandard Table B ratings and higher, an additional 7.5 basis points shall be added for each 25% table. For a Tobacco status, the additional charge for a Substandard Table A rating shall be 30 basis points and for Substandard Table B ratings and higher, an additional 12.5 basis points shall be added for each 25% table.

     Example: The additional asset-based reinsurance premium for a substandard Table D Tobacco status is 67.5 basis points. This additional charge is added to both the minimum and maximum reinsurance rates to come up with a total minimum asset-based charge of 167.5 for the first 10 years and 162.5 for years 11 and later. The total maximum charge is 202.5 for all years.

     SECOND-TO-DIE - The reinsurance premium for table rated second-to-die substandard risks will be the appropriate standard Second-to-Die YRT rate specified in Exhibit IA multiplied by the applicable table rating. There will be an additional asset-based charge added to the Second-to-Die minimum and maximum asset-based reinsurance premium specified in Exhibit IA as follows:

                                                                                       ADDITIONAL BASIS POINT
                SMOKING STATUS                      UNDERWRITING CLASS                         CHARGE
     -------------------------------------- ------------------------------------ ------------------------------------
                 Non-Tobacco/                            Standard/
                                                                                                 +7.5
                  Non-Tobacco                           Substandard

                 Non-Tobacco/                          Substandard/
                                                                                                +15.0
                  Non-Tobacco                           Substandard

                   Tobacco/                              Standard/
                                                                                                +12.5
                    Tobacco                             Substandard

                   Tobacco/                            Substandard/
                                                                                                +20.0
                    Tobacco                             Substandard

                 Non-Tobacco/                            Standard/
                                                                                                +15.0
                    Tobacco                             Substandard

                 Non-Tobacco/                          Substandard/
                                                                                                 +5.0
                    Tobacco                              Standard

     Example: The additional asset-based reinsurance premium for a Tobacco Standard risk/Non-Tobacco Substandard Table D risk is 5 basis points. Therefore, the total asset-based minimum reinsurance premium is 25 basis points in all years and the total asset-based maximum reinsurance premium is 30 basis points in all years.

                                   EXHIBIT IC

     The joint-life premiums will be calculated on an exact-age basis using the above percentages of the 1975-80 Basic Select and Ultimate Table, Age Last Birthday and the Frasierization method, as described below.

     Frasierization method for two insured, issue ages x and y, and policy year (t+1)

A. For issue age x and any policy year i+1, define ilq BASE OF x to be the appropriate percentage of the 1975-80 Basic Select and Ultimate Table, Age Last Birthday, for issue age x and policy year i+1, divided by 1000.

B. For issue age y and any policy year i+1, define ilq BASE OF y to be the appropriate percentage of the 1975-80 Basic Select and Ultimate Table, Age Last Birthday, for issue age y and policy year i+1, divided by 1000.

C.   For issue age x and policy year t+1, define

D.   For issue age y and policy year t+1, define

E.   Define

F. Calculate the Frasierized joint-last survivor premium for issue ages x and y and policy year (t+1) as

                   1975-1980 SELECT AND ULTIMATE BASIC TABLES
                         MALE LIVES - AGE LAST BIRTHDAY
                       GRADUATED MORTALITY RATES PER 1,000

                                 OMITTED 6 PAGES

                                 Amendment No. 1

                           To the Agreement #all99001

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                       (referred to as the CEDING COMPANY)

                                       and

                          AXA RE LIFE INSURANCE COMPANY
                               New York, New York
                         (referred to as the REINSURER)

                            Effective January 1, 1999

This Amendment effective January 1, 1999, is attached to and becomes a part of the Automatic Reinsurance Agreement (No. all99001, dated January 1, 1999.

Exhibit 1B is replaced by the attached Exhibit 1B.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Agreement, and it is subject, otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.

Executed in duplicate by                        Executed in duplicate by
FIRST ALLMERICA FINANCIAL                       AXA RE LIFE
LIFE INSURANCE COMPANY                          INSURANCE COMPANY

on April 30, 1999                               on April 16, 1999


By: /s/                                         By: /s/
    -----------------------------                   ----------------------------

Title: Assistant VP & Actuary                   Title: (illegible)
       --------------------------                      -------------------------


By: /s/                                         By: /s/
    -----------------------------                   ----------------------------

Title: Assistant VP & Actuary                   Title: Assistant Vice President
       --------------------------                      -------------------------

                                   EXHIBIT IB

                      SUBSTANDARD REINSURANCE PREMIUM RATES

A. Flat Extra Premium - The additional reinsurance premium applicable for substandard risks with flat extras shall be equal to the quota-share percentage of the flat extras assessed by the CEDING COMPANY reduced by a 5% allowance per year.

The formula for such flat extras varies by life status as indicated below.

          a.)  Single

               [Flat Extra/1000 - 2.94 X Flat Years X (.0001) + 0.005 + 3.91 X
               (Flat Extra - 0) X (.0001)] X [1-.05 X quota share percentage

               Where:

               Flat Extra - the flat extra amount per 1,000 of face amount
               Flat Years = the number of years for which the flat extra should be charged

          b.)  Second-to-Die

               Flat Extra = [(Flat(1) X .5)+(Flat(2) X .5) - ABS [Flat(1) - Flat
               (2)]/5] X [1-.05] X quota share percentage

               And

               Years - Min [Years(1), Years(2)] if both are greater than zero. Otherwise it equals the maximum.

               Where:

               Flat(1) = the flat extra per $1,000 for the first insured

               Flat(2) = the flat extra per $1,000 for the second insured

               Years(1) = the number of years the flat extra on the first insured is charged for.

               Years(2) = the number of years the flat extra on the second insured is charged for.

               The result from the above formula would be added to the standard charge for the appropriate number of year (Max (Years(1), Years(2))).

I.        Table Rate Premiums

          SINGLE LIFE - The reinsurance premium for table rated single life substandard risks will be the appropriate Single Life YRT rate specified in Exhibit IA (Standard Reinsurance Premiums) multiplied by the applicable table rating. There will be an additional asset-based charge added to the standard single life minimum and maximum asset-based reinsurance premiums specified in Exhibit IA. For a Non-Tobacco status, the additional charge for a Substandard Table A rating shall be 17.5 basis points and for Substandard Table B ratings and higher, an additional 7.5 basis points shall be added for each 25% table. For a Tobacco status, the additional charge for a Substandard Table A rating shall be 30 basis points and for Substandard Table B ratings and higher, an additional 12.5 basis points shall be added for each 25% table.

          Example: The additional asset-based reinsurance premium for a substandard Table D Tobacco status is 67.5 basis points. This additional charge is added to both the minimum and maximum reinsurance rates to come up with a total minimum asset-based charge of 167.5 for the first 10 years and 162.5 for years 11 and later. The total maximum charge is 202.5 for all years.

          SECOND-TO-DIE - The reinsurance premium for table rated second-to-die substandard risks will be the appropriate standard Second-to-Die YRT rate specified in Exhibit IA multiplied by the applicable table rating. There will be an additional asset-based charge added to the Second-to-Die minimum and maximum asset-based reinsurance premium specified in Exhibit IA as follows:

                                                                                      ADDITIONAL BASIS POINT
                    SMOKING STATUS                    UNDERWRITING CLASS                      CHARGE
          ------------------------------------ --------------------------------- ----------------------------------
                     Non-Tobacco/                         Standard/
                                                                                                +7.5
                      Non-Tobacco                        Substandard

                     Non-Tobacco/                        Substandard/
                                                                                               +15.0
                      Non-Tobacco                        Substandard

                       Tobacco/                           Standard/
                                                                                               +12.5
                        Tobacco                          Substandard

                       Tobacco/                          Substandard/
                                                                                               +20.0
                        Tobacco                          Substandard

                     Non-Tobacco/                         Standard/
                                                                                               +15.0
                        Tobacco                          Substandard

                     Non-Tobacco/                        Substandard/
                                                                                                +5.0
                        Tobacco                            Standard

                     Non-Tobacco/                        Substandard/
                                                                                               +17.5
                        Tobacco                            Standard

          Example: The additional asset-based reinsurance premium for a Tobacco Standard risk/Non-Tobacco Substandard Table D risk is 5 basis points. Therefore, the total asset-based minimum reinsurance premium is 25 basis points in all years and the total asset-based maximum reinsurance premium is 30 basis points in all years.

                                 AMENDMENT NO. 2
                                       to
         AUTOMATIC REINSURANCE AGREEMENT NO. 99001 DATED JANUARY 1, 1999
                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                                (Ceding Company)
                                       and
                          AXA RE LIFE INSURANCE COMPANY
                                   (Reinsurer)

Effective July 1, 2000, this Amendment is hereby attached to and becomes a part of the above described Reinsurance Agreement. The Agreement has been amended as follows:

- SCHEDULE A - PLANS OF REINSURANCE is replaced by the attached revised Schedule A which reduces the REINSURER's quota-share to 50%

- SCHEDULE B - INVESTMENT FUNDS is replaced by the attached revised Schedule B which reduces the CEDING COMPANY's retention to 20%

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject, otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


By: /s/                                              Date: 8/24/2001
    --------------------------------------------           -----------------
    Name/Title


Attest: /s/
        ----------------------------------------
    Name/Title


AXA RE LIFE INSURANCE COMPANY


By: /s/ Michael W. Pado                              Date: 09 August 2000
    --------------------------------------------           -----------------
    Michael W. Pado, President

By: /s/ Betsy A. Barnes
    --------------------------------------------
    Betsy A. Barnes, Assistant Actuary

Attest: /s/ Josephine Pagnozzi
        ----------------------------------------
    Josephine Pagnozzi, Vice President

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.   Quota-Share Percentage:  50%

B.   REINSURER's Automatic Binding Limits:

     -   Four (4) times the CEDING COMPANY's retention as stated in Schedule B

C.   Jumbo Limit:

     -   $20,000,000, including CEDING COMPANY's retention

                                   SCHEDULE B

                                 SPECIFICATIONS

A.   Benefits Reinsured:

     -   Single Premium Variable Universal Life Single Life (Form 1030-96)
     -   Single Premium Variable Universal Life Second to Die (Form 1030-96)
     -   Guaranteed Death Benefit Rider

B.   Policies Covered:

     -   All policies for above plans issued on or after November 1, 1998

C.   Ceding Company's Retention Limits:

     20% of the Mortality Net Amount at Risk (MNAR)* to the maximum levels as described below:

                    STANDARD RISKS, SPECIAL CLASSES A-H               SPECIAL CLASSES J, L, & P, AND FLAT
   AGES**            AND FLAT EXTRAS OF $20.00 OR LESS                     EXTRAS OF $20.01 AND OVER
-------------- ----------------------------------------------- ---------------------------------------------------
0                                $   500,000                                       $   250,000

1-60                             $ 2,000,000                                       $ 1,000,000

61-70                            $ 1,000,000                                       $   500,000

71-80                            $   500,000                                       $   250,000

81-90                            $   500,000                                                 0

Aviation risks:

1-70                              500,000                                           500,000

71-80                             500,000                                           250,000

81-90                             500,000                                                 0

* For determination of amounts retained for lives with prior inforce, the prior inforce face amount is used in lieu of the (MNAR)

** For second to die policies, age is based on healthier life. If both have same rating, age is based on older insured

                                 AMENDMENT NO. 3
                                       to
        AUTOMATIC REINSURANCE AGREEMENT NO. 99001, DATED JANUARY 1, 1999
                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                                (Ceding Company)
                                       and
                          AXA RE LIFE INSURANCE COMPANY
                                   (Reinsurer)

Effective July 1, 2000, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

- EXHIBIT IB, SUBSTANDARD REINSURANCE PREMIUM RATES, is replaced by the attached Exhibit IB to include the substandard premium calculation applicable to Simplified Issue substandard risks.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject, otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


By: /s/                                              Date: 5/19/2001
    --------------------------------------------           -----------------
    Name/Title


Attest: (illegible)
        ----------------------------------------
    Name/Title


AXA RE LIFE INSURANCE COMPANY


By: /s/ Michael W. Pado                              Date: Sept. 29, 2000
    --------------------------------------------           -----------------
    Michael W. Pado, President

By: /s/ Betsy A. Barnes
    --------------------------------------------
    Betsy A. Barnes, Assistant Actuary

Attest: /s/ Josephine Pagnozzi
        ----------------------------------------
    Josephine Pagnozzi, Vice President

                                   EXHIBIT IB

                      SUBSTANDARD REINSURANCE PREMIUM RATES

A. Flat Extra Premium - The additional reinsurance premium applicable for substandard risks with flat extras shall be equal to the quota-share percentage of the flat extras assessed by the CEDING COMPANY reduced by a 5% allowance per year.

     The formula for such flat extras varies by life status as indicated below.

     a.)  Single

          [Flat Extra/1000 - 2.94 X Flat Years X (.0001) + 0.005 + 3.91 X (Flat
          Extra - 0) X (.0001)] X [1-.05] X quota share percentage

          Where:

          Flat Extra = the flat extra amount per 1,000 of face amount

          Flat Years = the number of years for which the flat extra should be charged

     b.)  Second-to-Die

          Flat Extra = [(Flat(1) X .5) + (Flat(2) X .5) - ABS [Flat(1) - Flat(2)]/5] X [1-.05] X quota share percentage

          And

          Years = Min [Years(1), Years(2)] if both are greater than zero. Otherwise it equals the maximum.

          Where:

          Flat(1) = the flat extra per $1,000 for the first insured

          Flat(2) = the flat extra per $1,000 for the second insured

          Years(1) = the number of years the flat extra on the first insured is charged for.

          Years(2) = the number of years the flat extra on the second insured is charged for.

          The result from the above formula would be added to the standard charge for the appropriate number of year (Max (Years(1), Years(2)).

          There will be a floor on this formula of:  Flat/1000

                      SUBSTANDARD REINSURANCE PREMIUM RATES

B.   Table Rated Premiums

     SINGLE LIFE - The reinsurance premium for table rated single life substandard risks will be the appropriate Single Life YRT rate specified in
     Exhibit IA (Standard Reinsurance Premiums) multiplied by the applicable table rating. There will be an additional asset-based charge added to the standard single life minimum and maximum asset-based reinsurance premiums specified in Exhibit IA:

     For a Non-Tobacco status (with Full Underwriting), the additional charge for a Substandard Table A rating shall be 17.5 basis points and for Substandard Table B ratings and higher, an additional 7.5 basis points shall be added for each 25% table.

     For a Non-Tobacco status (with Simplified Issue Underwriting), the additional charge for Substandard ratings shall be the same as described above for Fully Underwritten cases plus two extra table ratings, which is equal to an additional 15 basis points. Thus, 15 basis points is added to substandard Simplified Issue risks in addition to the substandard calculation described in the preceding paragraph for Fully Underwritten risks.

     For a Tobacco status (with Full Underwriting), the additional charge for a Substandard Table A rating shall be 30 basis points and for Substandard Table B ratings and higher, an additional 12.5 basis points shall be added for each 25% table.

     For a Tobacco status (with Simplified Issue Underwriting), the additional charge for Substandard ratings shall be the same as described above for Fully Underwritten cases plus one extra table rating, which is equal to an additional 12.5 basis points. Thus, 12.5 basis points is added to substandard Simplified Issue risks in addition to the substandard calculation described in the preceding paragraph for Fully Underwritten risks.

     Example 1: The additional asset-based reinsurance premium for a Fully Underwritten substandard Table D Tobacco status is 67.5 basis points. This additional charge is added to both the minimum and maximum reinsurance rates to come up with a total minimum asset-based charge of 167.5 for the first 10 years and 162.5 for years 11 and later. The total maximum charge is 202.5 for all years.

     Example 2: A Table D non-Tobacco Simplified Issue case would have an additional asset-based reinsurance premium charge of 55 (40 + 15) basis points for a total minimum and maximum basis point charge of 105 and 135 basis points, respectively. A Table D Tobacco Simplified Issue case would have an additional asset-based reinsurance premium charge of 80 (67.5
     + 12.5) basis points for a total minimum and maximum basis point charge of 180 and 215 basis points, respectively.

                      SUBSTANDARD REINSURANCE PREMIUM RATES

     SECOND-TO-DIE - The reinsurance premium for table rated second-to-die substandard risks will be the appropriate standard Second-to-Die YRT rate specified in Exhibit IA multiplied by the applicable table rating. There will be an additional asset-based charge added to the Second-to-Die minimum and maximum asset-based reinsurance premium specified in Exhibit IA as follows:

                                                                   ADDITIONAL BASIS            ADDITIONAL BASIS
                                                                     POINT CHARGE                POINT CHARGE
            SMOKING STATUS            UNDERWRITING CLASS         (FULL UNDERWRITING)          (SIMPLIFIED ISSUE)
     ----------------------------- -------------------------- --------------------------- ---------------------------
             Non-Tobacco/                  Standard/
             Non-Tobacco                  Substandard                    +7.5                       +12.5

             Non-Tobacco/                Substandard/
             Non-Tobacco                  Substandard                   +15.0                       +20.0

               Tobacco/                    Standard/
               Tobacco                    Substandard                   +12.5                       +17.5

               Tobacco/                  Substandard/
               Tobacco                    Substandard                   +20.0                       +25.0

             Non-Tobacco/                  Standard/
               Tobacco                    Substandard                   +15.0                       +20.0

             Non-Tobacco/                Substandard/
               Tobacco                     Standard                      +5.0                       +10.0

             Non-Tobacco/                Substandard/
               Tobacco                    Substandard                   +17.5                       +22.5

     Example 1: The additional asset-based reinsurance premium for a Fully Underwritten Tobacco Standard risk/Non-Tobacco Substandard Table D risk is 5 basis points. Therefore, the total asset-based minimum reinsurance premiums 25 basis points in all years and the total asset-based maximum reinsurance premium is 30 basis points in all years.

     Example 2: The additional asset-based reinsurance premium for a Simplified Issue non-Tobacco Standard risk/Tobacco Substandard risk is 20 basis points. Therefore, the total asset-based minimum reinsurance premium is 40 basis points in all years and the total asset-based maximum reinsurance premium is 45 basis points in all years.

                               AMENDMENT NO. 4. TO
        AUTOMATIC REINSURANCE AGREEMENT NO. 99001, DATED JANUARY 1, 1999
                                     between
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)
                                       and
                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                   (REINSURER)

Effective January 1, 2001, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

In accordance with the provisions of ARTICLE XVII, DURATION OF AGREEMENT, the new business facility of this Agreement is hereby renewed, terms unchanged, for a two (2) year period commencing January 1, 2001 and ending December 31, 2002. Thereafter, the new business facility may be renewed again by mutual consent of the CEDING COMPANY and the REINSURER.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject, otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


By: /s/                                              Date: 5/19/2001
    --------------------------------------------           -----------------
    Name/Title

Attest: (illegible)
        ----------------------------------------
    Name/Title


AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY


By: /s/ Michael W. Pado                              Date: Feb. 09, 2001
    --------------------------------------------           -----------------
    Michael W. Pado, President

By: /s/ Betsy A. Barnes
    --------------------------------------------
    Betsy A. Barnes, Assistant Vice President

Attest: /s/ Julia Cornely
        ----------------------------------------
    Julia Cornely, Assistant Vice President